Exhibit 10.1
AMENDMENT NO. 7 TO LEASE

THIS AMENDMENT NO. 7 TO LEASE (“Amendment No. 7”) is made as of June 24, 2025 (“Effective Date”), by and between SQUARE 54 OFFICE OWNER LLC, a Delaware limited liability company (“Landlord”), and VANDA PHARMACEUTICALS INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, by Lease dated as of July 25, 2011 (the “Initial Lease”), as amended by that Amendment No. 1 to Lease dated as of March 18, 2014 (“Amendment No. 1”), and that Amendment No. 2 to Lease dated as of June 20, 2016 (“Amendment No. 2”), and that Amendment No. 3 to Lease dated as of March 28, 2018 (“Amendment No. 3”), and that Amendment No. 4 to Lease dated as of March 29, 2018 (“Amendment No. 4”), and that Amendment No. 5 to Lease dated as of April 11, 2019 (“Amendment No. 5”), and that certain Amendment No. 6 to Lease dated as of May 7, 2020 (“Amendment No. 6”) (the Initial Lease, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, and Amendment No. 6, collectively, the “Lease”), Landlord is leasing to Tenant 33,534 square feet of rentable area (the “Current Premises”) located in the East Tower of the building located at 2200 Pennsylvania Avenue, N.W., Washington, D.C. (the “Building”); and

WHEREAS, Landlord and Tenant desire to amend the Lease to provide for the expansion of the Current Premises to include certain additional space containing approximately 9,928 square feet of rentable area situated on the fifth (5th) floor of the East Tower of the Building, which space is described on Exhibit A attached hereto (“Amendment No. 7 Expansion Space”), and to make certain other amendments to the Lease, all as more particularly set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as provided for such terms in the Lease.

2.Amendment No. 7 Expansion Space.

(a)Landlord hereby leases the Amendment No. 7 Expansion Space to Tenant, and Tenant hereby leases the Amendment No. 7 Expansion Space from Landlord, for a term beginning on August 1, 2026 (the “Expansion Commencement Date”) and continuing through the expiration of the Lease Term and any extension thereof (i.e., the Lease Term for the Expansion Space will be coterminous with the Lease Term for the Current Premises), subject to the terms of Section 2(b), below. Beginning on the Expansion Commencement Date, the Premises shall be deemed to include the Expansion Space (i.e., the Premises shall constitute the Current Premises together with the Expansion Space, aggregating a total of approximately 43,462 square feet of rentable area).

(b)(i) Notwithstanding anything to the contrary contained in this Amendment No. 7, provided Landlord has entered into an occupancy agreement with a third party for all or any portion of the Amendment No. 7 Expansion Space, Landlord shall have the right to accelerate the expiration of the Lease Term with respect to the Amendment No. 7 Expansion Space to any date occurring on or after

2200 Pennsylvania Avenue NW Vanda Pharmaceuticals Amendment No. 7

Exhibit 10.1
December 1, 2026, by giving at least 6 months’ advance written notice thereof to Tenant, in which event the Lease Term with respect to the Amendment No. 7 Expansion Space shall terminate on the date identified by Landlord in such notice as if such date were the date originally scheduled for the expiration of the Lease Term.

(ii) Notwithstanding anything to the contrary contained in this Amendment No. 7, effective as of the Expansion Commencement Date, provided no default by Tenant exists under the Lease beyond any applicable notice and cure period set forth in the Lease, Tenant shall have the right to accelerate the expiration of the Lease Term with respect to the Amendment No. 7 Expansion Space to any date occurring on or after December 1, 2026, by giving at least 4 months’ advance written notice thereof to Landlord, in which event the Lease Term with respect to the Amendment No. 7 Expansion Space shall terminate on the date identified by Tenant in such notice as if such date were the date originally scheduled for the expiration of the Lease Term.

(c)Tenant is currently occupying the Amendment No. 7 Expansion Space pursuant to a certain Agreement of Sublease by and between Hunton Andrews Kurth LLP, as sublandlord, and Tenant, as subtenant, dated as of June 22, 2016 (as may be assigned to Landlord and amended, the “Sublease”), which Sublease expires by its terms on July 31, 2026 (i.e., the day immediately preceding the Expansion Commencement Date). Prior to the Expansion Commencement Date, Tenant’s occupancy of the Amendment No. 7 Expansion Space shall be pursuant to and in accordance with the Sublease. From and after the Expansion Commencement Date, Tenant’s occupancy of the Amendment No. 7 Expansion Space shall be pursuant to and in accordance with the Lease, as amended hereby.

4.Annual Base Rent.

(a)Tenant shall continue to pay annual base rent to Landlord for the Current Premises, net of all Operating Expenses, without set off, deduction or demand, at the applicable rate(s) set forth in the Lease through the expiration of the Lease Term.

(b)Commencing on the Expansion Commencement Date and continuing thereafter during the Lease Term, Tenant shall pay to Landlord as annual base rent for the Amendment No. 7 Expansion Space, net of all Operating Expenses, without set off, deduction or demand, as follows:

Period	Annual Base Rent per RSF	Annual Base Rent	Monthly Installment of Annual Base Rent
08/01/2026 - 03/31/2027	$66.40	$659,219.16*	$54,934.93
04/01/2027 - 03/31/2028	$68.06	$675,699.72	$56,308.31
04/01/2028 - 07/31/2028	$69.76	$692,577.24*	$57,714.77

*On an annualized basis

5.Operating Expenses.

(a)Tenant shall continue to pay to Landlord Tenant’s proportionate share of Operating Expenses for the Current Premises, without set off, deduction or demand, through the expiration of the Lease Term.

(b)Commencing on the Expansion Commencement Date and continuing thereafter during the Lease Term, Tenant shall pay to Landlord Tenant’s proportionate share of Operating Expenses

2200 Pennsylvania Avenue NW Vanda Pharmaceuticals Amendment No. 7

Exhibit 10.1
for the Amendment No. 7 Expansion Space, without set off, deduction or demand, through the expiration of the Lease Term.

6.As-Is Condition. Tenant hereby accepts the Amendment No. 7 Expansion Space in its “as is” condition as of the Expansion Commencement Date. Landlord is under no obligation to make any structural or other alterations, decorations, additions or improvements in or to the Current Premises, the Amendment No. 7 Expansion Space or the Building.

7.Security Deposit. Landlord shall not require a Security Deposit in connection with the expansion of the Premises to include the Amendment No. 7 Expansion Space.

8.Security Guard. Solely if permitted pursuant to applicable Legal Requirements and any covenants, conditions and restrictions governing the Building, Tenant shall have the right, at Tenant’s sole cost and expense, to engage Concentric, Tenant’s armed security contractor to be stationed at all times in the interior of the Premises, and expressly not to access, roam or loiter in any portion of the Building or Project outside of the interior of the Premises, subject to satisfaction of all terms and conditions of this Section 8: (i) such security contractor shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed, and shall be bonded, licensed, and employed by Tenant or a reputable security company, (ii) the security contractor shall maintain personal possession of any and all firearms and ammunition at all times and shall never place, leave or store any firearm or any ammunition in the Premises or other areas of the Building or Project outside of such security contractor’s personal possession, (iii) at all times while the security contractor is accessing the Building or Project to enter or exit the Premises, any and all firearms and ammunition in such security contractor’s possession shall be concealed from public view and locked in a firearm case(s) that are not identifiable as containing firearms or ammunition, and (iv) Landlord shall have the right to revoke Tenant’s rights pursuant to this Section 8 immediately upon Tenant’s, or Tenant’s security contractor’s, failure to comply with any of the terms and conditions of this Section 8. Tenant hereby expressly agrees that (A) Tenant shall be primarily liable for all liability, injury, death and/or damage caused by such contractor and/or any such firearm and/or ammunition, and (B) the liability insurance required to be carried by Tenant at all times under the Lease shall provide primary first coverage for all liability in connection with such security contractor and any firearms and ammunition in connection therewith in a manner that is reasonably satisfactory to Landlord, without any exclusion for armed guards in Tenant’s commercial general liability insurance coverage, (C) with respect to any such security guard, firearm and/or ammunition, Tenant and the security guard shall obtain and continuously maintain valid and current permits, licenses, approvals and certifications as are required by applicable Legal Requirements (and Tenant shall deliver copies thereof to Landlord promptly upon request), and Tenant shall comply with (and shall cause such contractor to comply with) all applicable Legal Requirements at all times, (D) all rights of Tenant contained in this Section 8 are personal to Vanda Pharmaceuticals Inc., and shall not be applicable to or exercised by any other party, and (E) Tenant shall reimburse Landlord and the Landlord Parties and shall indemnify, defend and hold Landlord and the Landlord Parties harmless from and against all costs, damages, claims, liabilities, expenses (including reasonable attorneys’ fees), losses, penalties and court costs arising from: (I) the presence of such contractor, any firearms or any ammunition in or about the Premises or other areas of the Building or Project, (II) any act or omission of any such contractor (including, without limitation, intentional, criminal, reckless and negligent acts), or (III) any breach of Tenant's obligations under this Section 8, including, without limitation, failure to comply with Legal Requirements.

2200 Pennsylvania Avenue NW Vanda Pharmaceuticals Amendment No. 7

Exhibit 10.1
9.Ratification. Except as otherwise expressly modified by the terms of this Amendment No. 7, the Lease shall remain unchanged and continue in full force and effect. All terms, covenants and conditions of the Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and, as further amended hereby, constitute valid and binding obligations of Landlord and Tenant enforceable according to the terms thereof.

10.Broker. Landlord and Tenant each represent and warrant to the other that neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Amendment No. 7, other than Savills Inc. (“Broker”), and each party shall indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Landlord or Tenant or with whom Landlord or Tenant has dealt in connection with this Amendment No. 7.

11.Authority.

(a)Tenant hereby represents and warrants to Landlord that Tenant is a duly organized and existing corporation and is in good standing under the laws of the State of Delaware and the District of Columbia, that all necessary corporate action has been taken to enter into this Amendment No. 7 and that the person signing this Amendment No. 7 on behalf of Tenant has been duly authorized to do so.

(b)Landlord hereby represents and warrants to Tenant that Landlord is a duly organized and existing limited liability company and is in good standing under the laws of the State of Delaware and the District of Columbia, that all necessary company action has been taken to enter into this Amendment No. 7 and that the person signing this Amendment No. 7 on behalf of Landlord has been duly authorized to do so.

12.Landlord and Tenant Representations and Acknowledgements.

(a)To the best of Tenant’s knowledge, Landlord has performed all of its obligations under the Lease. To the best of Tenant’s knowledge, Landlord is not in default under the Lease as of the date hereof, and Tenant is unaware of any condition or circumstance which, but for the passage of time or delivery of notice, or both, would constitute an event of default by Landlord under the Lease. Tenant has no current claims, defenses or set-offs of any kind to the payment or performance of Tenant’s obligations under the Lease. Nothing contained herein shall be deemed to waive any sums due from Tenant to Landlord, or any default or event which, with the passage of time or delivery of notice, or both, would constitute a default by Tenant under the Lease as of the date hereof.

(b)To the best of Landlord’s knowledge, Tenant has performed all of its obligations under the Lease. To the best of Landlord’s knowledge, Tenant is not in default under the Lease as of the date hereof, and Landlord is unaware of any condition or circumstance which, but for the passage of time or delivery of notice, or both, would constitute an event of default by Tenant under the Lease. Landlord has no current claims, defenses or set-offs of any kind to the payment or performance of Landlord’s obligations under the Lease. Nothing contained herein shall be deemed to waive any sums due from Landlord to Tenant, or any default or event which, with the passage of time or delivery of notice, or both, would constitute a default by Landlord under the Lease as of the date hereof.

2200 Pennsylvania Avenue NW Vanda Pharmaceuticals Amendment No. 7

Exhibit 10.1
13.Mutual Negotiation. Landlord and Tenant each hereby covenants and agrees that each and every provision of this Amendment No. 7 has been jointly and mutually negotiated and authorized by both Landlord and Tenant, and in the event of any dispute arising out of any provision of this Amendment No. 7, Landlord and Tenant each does hereby waive any claim of authorship against the other party.

14.General Provisions. Landlord and Tenant agree that the terms and conditions of this Amendment No. 7 shall also be subject to the same provisions regarding confidentiality as are contained within Section 25.20 of the Initial Lease. This Amendment No. 7 may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same Amendment No. 7. The parties may conduct this transaction by electronic means and this Amendment No. 7 may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include digital execution through a provider reasonably acceptable to Landlord, faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via PDF) of an original signature.

15.Binding Effect. This Amendment No. 7 shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto. All of the covenants contained in this Amendment No. 7, including, but not limited to, all covenants of the Lease as modified hereby, shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, and permitted successors and assigns.

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2200 Pennsylvania Avenue NW Vanda Pharmaceuticals Amendment No. 7

Exhibit 10.1
IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 7 to Lease as of the date and year first above written.

LANDLORD:

SQUARE 54 OFFICE OWNER LLC,
a Delaware limited liability company

By:    BP/DC PROPERTIES, INC.,
a Maryland corporation, its sole member and manager

By:             Name: John J. Stroman
Title: EVP, Co-Head of the Washington, DC Region

TENANT:

VANDA PHARMACEUTICALS INC.,
a Delaware corporation

By:             Name: Mihael H. Polymeropoulos, MD Title: Chief Executive Officer

2200 Pennsylvania Avenue NW Vanda Pharmaceuticals Amendment No. 7

Exhibit 10.1
ATTACHMENT A
DIAGRAM OF AMENDMENT NO. 7 EXPANSION SPACE

2200 Pennsylvania Avenue NW Vanda Pharmaceuticals Amendment No. 7